SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-WORLD WRESTLING ENTERTAINMENT INC.

          GAMCO INVESTORS, INC.
                       7/26/04              300-           12.5000
                       7/19/04              500-           12.4100
                       7/14/04            9,000-           12.7743
                       7/12/04              500-           12.7800
                       6/29/04            1,000-           12.4530
                       6/29/04              500-           12.4700
                       6/28/04            1,000-           12.5000
                       6/21/04              500-           13.1800
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       6/21/04            3,500-           13.1534
                       6/18/04              500-           13.3000
                       6/17/04            2,000-           13.1725

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.